As filed with the Securities and Exchange Commission on November 6, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STERIS plc STERIS Irish FinCo Unlimited Company STERIS Corporation STERIS Limited	Ireland Ireland Ohio England and Wales	98-1455064 98-1271422 34-1482024 98-1203539
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o STERIS plc

70 Sir John Rogerson’s Quay

Dublin 2, Ireland, D02 R296

+353 1 232 2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Adam Zangerle

STERIS plc

70 Sir John Rogerson’s Quay

Dublin 2, Ireland, D02 R296

+353 1 232 2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter C. Zwick

Jones Day

2727 North Harwood Street

Dallas, Texas 75201

+1 214 220 3939

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

STERIS plc

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

STERIS Irish FinCo Unlimited Company

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

STERIS Corporation

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

STERIS Limited

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Prospectus

STERIS PLC

Debt Securities

Guarantees of Debt Securities

Ordinary Shares

Preferred Shares

Warrants

Units

STERIS Irish FinCo Unlimited Company

Debt Securities

Guarantees of Debt Securities

STERIS Corporation

STERIS Limited

Guarantees of Debt Securities

STERIS plc, or any of its subsidiaries listed above, may from time to time offer and sell any of the securities identified above, or any combination thereof, in each case, in one or more series and in one or more offerings.

STERIS plc or any of its subsidiaries listed above will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

STERIS plc or any of its subsidiaries listed above may sell these securities on a continuous or delayed basis, directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement.

Investing in any of our securities involves risk. Please read carefully the section entitled “Risk Factors” on page 8 of this prospectus and any risk factors set forth in the applicable prospectus supplement and in the information included and incorporated by reference in this prospectus.

STERIS plc’s ordinary shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “STE.” If STERIS plc or any of its subsidiaries listed above decide to seek a listing of any securities offered by this prospectus, it will disclose the exchange or market on which the securities will be listed, if any, or where it has made an application for listing, if any, in one or more supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 6, 2026.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell the following securities in one or more offerings at prices and on other terms to be determined at the time of offering:

•	senior unsecured debt securities of STERIS plc or STERIS Irish FinCo Unlimited Company (“debt securities”), which may be either guaranteed or not guaranteed;

•	guarantees of debt securities by STERIS plc, STERIS Irish FinCo Unlimited Company, STERIS Corporation and STERIS Limited (“guarantees”);

•	preferred shares, par value $0.001 per share, of STERIS plc (“preferred shares”);

•	ordinary shares, par value $0.001 per share, of STERIS plc (“ordinary shares”);

•	warrants to purchase debt securities, ordinary shares or preferred shares of STERIS plc (“warrants”); or

•

units comprising two or more of the debt securities (including any applicable guarantees), preferred shares, ordinary shares and warrants, in any combination listed on the cover page of this prospectus (“units”).

This prospectus provides you with a general description of the securities we may offer. Each time we sell such securities, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Information We Incorporate by Reference.”

We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date mentioned on the cover page of these documents. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

STERIS plc is the parent company of the STERIS group of companies. Unless otherwise stated or the context otherwise requires, in this prospectus we use the terms:

•	“STERIS plc” to refer to STERIS plc, a public limited company incorporated under the laws of Ireland, and not any of its subsidiaries;

•

“STERIS Irish FinCo” to refer to STERIS Irish FinCo Unlimited Company, a public unlimited company incorporated under the laws of Ireland, and not any of its subsidiaries. STERIS Irish FinCo is an indirect wholly owned subsidiary of STERIS plc;

•	“STERIS Corporation” to refer to STERIS Corporation, an Ohio corporation, and not any of its subsidiaries. STERIS Corporation is an indirect wholly owned subsidiary of STERIS plc;

•

“STERIS Limited” to refer to STERIS Limited, a private limited company incorporated under the laws of England and Wales, and not any of its subsidiaries. STERIS Limited is an indirect wholly owned subsidiary of STERIS plc;

•	“STERIS,” “we,” “us,” “our” or other similar terms to refer to STERIS plc, together with its consolidated subsidiaries, including STERIS Irish FinCo, STERIS Corporation and STERIS Limited; and

•

the “securities” to refer collectively to the debt securities, ordinary shares, preferred shares, warrants and units offered by STERIS plc, the debt securities offered by STERIS Irish FinCo, and the guarantees offered by STERIS plc, STERIS Irish FinCo, STERIS Corporation and STERIS Limited.

Notice to Prospective Investors in the European Economic Area

This prospectus is not a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”) or any legislation, regulations or rules of the European Union, Ireland or any other member state of the European Economic Area (the “EEA”) implementing the EU Prospectus Regulation, and has not been, and will not be, reviewed or approved by the Central Bank of Ireland nor by any other competent or supervisory authority of any other member state of the EEA for the purposes of the EU Prospectus Regulation. This prospectus has been prepared on the basis that any offer of securities in any member state of the EEA will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of securities.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The debt securities and units comprising debt securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the EU Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the debt securities or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering or selling the debt securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

This prospectus is not a prospectus for the purposes of the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”) or the Prospectus Rules: Admission to Trading on a Regulated Market sourcebook of the United Kingdom Financial Conduct Authority. This prospectus has been prepared on the basis that any offer of securities in the UK will be made pursuant to an exception from the prohibition on offers of securities to the public under the POATRs.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS – The debt securities and units comprising debt securities are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a “retail investor” means a person who is either one (or both) of: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the UK by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs. Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the debt securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering, selling or distributing the debt securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). STERIS plc files annual, quarterly and current reports, proxy statements and other information with the SEC. STERIS plc’s SEC filings are available over the Internet at the SEC’s website at www.sec.gov.

We make available, free of charge, on the Investor Relations page of our website at www.sterisplc.gcs-web.com/investor-relations, STERIS plc’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus.

You will find additional information about us in the registration statement of which this prospectus forms a part. This prospectus and any prospectus supplement do not contain all of the information in the registration statement. Other documents establishing the terms of the securities offered are or may be filed as exhibits to the registration statement or documents incorporated by reference therein. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. The full registration statement may be obtained through the SEC’s or our websites, as provided above.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the completion of the offering of securities described in this prospectus:

•	STERIS plc’s Annual Report on Form 10-K for the year ended March 31, 2026, filed with the SEC on May 29, 2026;

•

STERIS plc’s Quarterly Reports on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 7, 2026, and for the quarter ended September 30, 2026, filed with the SEC on November 5, 2026;

•	STERIS plc’s Current Reports on Form 8-K, filed with the SEC on April 6, 2026, May 7, 2026 (Item 5.02, as amended), August 5, 2026 (Item 2.05), August 6, 2026, October 13, 2026 and November 4, 2026;

•

the description of ordinary shares contained in STERIS plc’s Registration Statement on Form 8-A filed with the SEC on March  27, 2019, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.5 to STERIS plc’s Annual Report on Form 10-K for the year ended March 31, 2026, filed with the SEC on May 29, 2026.

We do not and will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K unless, and except to the extent, specified in such Current Reports. You may obtain copies of these filings without charge by accessing these documents on the Investor Relations page of our website at www.sterisplc.gcs-web.com/investor-relations or by requesting the filings in writing or by telephone at the following address and telephone number.

STERIS

Investor Relations

5960 Heisley Road

Mentor, Ohio 44060

Telephone Number: +1 440 354 2600

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information we incorporate by reference, contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements speak only as to the date the statement is made and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “orders,” “backlog,” “comfortable,” “trend” and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. These forward-looking statements are based on our management’s current expectations, estimates or forecasts about our businesses, the industries in which we operate and current beliefs and assumptions of management and are subject to uncertainty and changes in circumstances. Readers of this prospectus should understand that these statements are not guarantees of performance or results. Many factors could cause actual results to differ materially from those in the forward-looking statements, including, without limitation, those set forth in this prospectus. No assurances can be provided as to any result or the timing of any outcome regarding matters described in STERIS’s securities filings or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, cost reductions, business strategies, earnings or revenue trends or future financial results. Unless legally required, STERIS does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

•

the impact on STERIS and its operations of any legislation, regulations or orders, including but not limited to any new trade policies, regulations or orders, that may be implemented by the U.S. administration or Congress, or of any responses thereto by non-U.S. governments;

•

operating costs, pressure on pricing (including, without limitation, as a result of inflation), Customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, Customers, clients or suppliers) being greater than expected and leading to erosion of profit margins;

•

the potential of international unrest, military conflicts, economic downturns, currency fluctuations and cybersecurity events and any resulting effects on STERIS’s anticipated growth, performance or other results;

•	changes in healthcare policy or government or other third-party payor reimbursement levels;

•

the possibility that compliance with laws, court rulings, certifications, regulations, or other regulatory actions, or the outcome of any pending or threatened litigation, may delay, limit or prevent new product or service introductions, impact production, supply and/or marketing of existing products or services, result in uncovered costs, or otherwise affect STERIS’s performance, results, prospects or value;

•

changes in tax laws or interpretations or the adoption of certain income tax treaties in jurisdictions where we operate that could increase our consolidated tax liabilities, including changes in tax laws that would result in STERIS being treated as a U.S. resident for U.S. federal tax purposes, or the impact of tariffs and/or other trade barriers as a result of STERIS’s corporate structure;

•

the impacts of increasing consolidation and competition within our industry, which may exert pressure on our pricing or manufacturing strategy or lead to decreasing demand for our products and services;

•

the effects on our operations resulting from labor-related issues, such as strikes, unsuccessful union negotiations and other workforce disruptions or from our inability to recruit or retain management and other personnel;

•	the level of STERIS’s indebtedness limiting financial flexibility or increasing future borrowing costs;

•

the effects of changes in credit availability and pricing, as well as the ability of STERIS and STERIS’s Customers and suppliers to adequately access the credit markets, on favorable terms or at all, when needed;

•

the possibility that anticipated financial results, anticipated revenues, productivity improvements, cost savings, growth synergies, and other anticipated benefits of acquisitions, restructuring efforts, and divestitures will not be realized or will be less than anticipated due to unknown or inestimable liabilities, impairments, or increases in expected integration costs or difficulties in connection with the integration of acquired businesses;

•

the possibility that expectations about the benefits, charges and cash expenditures from the new Center of Excellence in North Carolina and the related facility consolidation plan may not be accurate or realized on anticipated timelines, or at all;

•

the risk that regulatory approvals that are required to complete the acquisition of Xodus Medical, Inc. (the “Acquisition”) may not be received, may take longer than expected or may impose adverse conditions and STERIS’s ability to complete the Acquisition on the expected timeline, or at all;

•

the risk that the cost savings, tax benefits and other synergies expected from the Acquisition may not be realized or may take longer to realize than expected, including that the Acquisition may not be accretive or produce the expected cash tax benefits within the expected timeframe or to the extent anticipated; and

•	other risks described in STERIS plc’s most recent Annual Report on Form 10-K and other reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements included in this prospectus, which speak only as of the date of this prospectus. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by applicable law. This cautionary statement is applicable to all forward-looking statements contained in this prospectus.

CORPORATE INFORMATION

STERIS plc is a public limited company incorporated under the laws of Ireland. It became the parent company of the STERIS group of companies on March 28, 2019, in connection with a redomiciliation from the United Kingdom to Ireland. STERIS plc’s principal executive office is located in Dublin, Ireland and STERIS’s primary administrative offices are located in Mentor, Ohio (U.S.).

STERIS Irish FinCo is a public unlimited company incorporated under the laws of Ireland. STERIS Corporation is an Ohio corporation incorporated under the laws of the State of Ohio. STERIS Limited is a private limited company incorporated under the laws of England and Wales. Each of STERIS Irish FinCo, STERIS Corporation and STERIS Limited is an indirect wholly owned subsidiary of STERIS plc. See “About This Prospectus,” “Where You Can Find More Information” and “Information We Incorporate by Reference.”

STERIS is a leading global provider of products and services that support patient care with an emphasis on infection prevention. WE HELP OUR CUSTOMERS CREATE A HEALTHIER AND SAFER WORLD by providing innovative healthcare and life science products and services around the globe. We offer our Customers a unique mix of innovative products and services. These include: (i) consumable products, such as detergents, endoscopy accessories, barrier products, instruments and tools; (ii) services, including equipment installation and maintenance, microbial reduction of medical devices, instrument and scope repair, laboratory testing, and outsourced reprocessing; (iii) capital equipment, such as sterilizers, surgical tables, and automated endoscope reprocessors; and (iv) connectivity solutions, such as operating room integration.

STERIS plc’s ordinary shares are listed on the NYSE, trading under the symbol “STE.” Certain senior notes issued by STERIS Irish FinCo are listed on the NYSE, trading under the symbols STE/31 and STE/51.

STERIS plc’s registered office is located at 70 Sir John Rogerson’s Quay, Dublin 2, Ireland, D02 R296, main telephone number is +353 1 232 2000, and website address is www.steris.com. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are incorporated by reference in this prospectus.

RISK FACTORS

Investing in any of our securities involves risk. Prior to making a decision about investing in any of our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in STERIS plc’s most recent Annual Report on Form 10-K filed with the SEC, as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which have been or will be incorporated by reference into this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition, and could result in a complete loss of your investment.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities to which this prospectus relates for general corporate purposes. These purposes may include, but are not limited to:

•	reduction, repayment or refinancing of outstanding indebtedness or other obligations;

•	repurchase or redemption of securities;

•	additions to working capital;

•	capital expenditures;

•	acquisitions; and

•	strategic investments.

Pending any specific application, we may initially invest funds in short-term, interest-bearing obligations or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the debt securities that STERIS plc and STERIS Irish FinCo may issue. The particular terms of the debt securities offered will be set forth in a prospectus supplement, which will also describe the extent, if any, to which the following general terms and provisions will apply to particular debt securities.

STERIS plc may issue debt securities under an indenture (the “STERIS plc indenture”) among STERIS plc, as issuer, the applicable guarantors, if any, and U.S. Bank Trust Company, National Association (“U.S. Bank”) as trustee. The debt securities issued under the STERIS plc indenture will be direct, senior unsecured obligations of STERIS plc and will rank equally with all of STERIS plc’s other senior unsecured indebtedness.

STERIS Irish FinCo may issue debt securities under that certain indenture, dated as of April 1, 2021 (the “STERIS Irish FinCo indenture”), among STERIS Irish FinCo, as issuer, the guarantors party thereto and U.S. Bank (successor in interest to U.S. Bank National Association), as trustee, as it may be amended or supplemented from time to time. The debt securities issued under the STERIS Irish FinCo indenture will be direct, senior unsecured obligations of STERIS Irish FinCo and will rank equally with all of STERIS Irish FinCo’s other senior unsecured indebtedness. Each of the STERIS plc indenture and the STERIS Irish FinCo indenture is referred to in this section as an “indenture.”

Each indenture, and any supplemental indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The following description of general terms and provisions relating to the debt securities and each indenture under which the debt securities will be issued is a summary only and therefore is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the applicable indenture.

A copy of the STERIS plc indenture, and any applicable supplement thereto, will be filed with the SEC upon the issuance of debt securities, and you should read the STERIS plc indenture, and any applicable supplements thereto, for provisions that may be important to you. A copy of the STERIS Irish FinCo indenture is filed as Exhibit 4.2 hereto, and any applicable supplement thereto will be filed with the SEC upon the issuance of debt securities, and you should read the STERIS Irish FinCo indenture, and any applicable supplements thereto, for provisions that may be important to you. For more information on how you can obtain a copy of an indenture or applicable supplements to an applicable indenture, if and when filed, see “Where You Can Find More Information.”

When we refer to “we,” “us,” or “our” in this section, we mean STERIS plc or STERIS Irish FinCo, excluding, unless the context otherwise requires or as otherwise expressly stated, other subsidiaries of STERIS plc.

General

The terms of each series of debt securities will be established by or pursuant to one or more resolutions of the board of directors of STERIS plc or STERIS Irish FinCo or committees established by such board of directors, and set forth or determined in the manner provided in such resolutions, a supplemental indenture or an officers’ certificate. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

Each of STERIS plc and STERIS Irish FinCo can issue an unlimited amount of debt securities under the applicable indenture that may be in one or more series. Debt securities may differ between series with respect to any matter, but all series of debt securities issued under an indenture will be equally and ratably entitled to the benefits of the indenture. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the name of the issuer of the debt securities and the names of any guarantors providing guarantees;

•	the title of the series of debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which the series of debt securities will be issued;

•	any limit upon the aggregate principal amount of the series of debt securities;

•	the date or dates on which the principal and premium, if any, of the series of debt securities is payable;

•

the rate or rates (which may be fixed or variable) per annum at which the series of debt securities will bear interest or the manner of calculation of such rate or rates, if any (including any procedures to vary or reset such rate or rates), and the basis upon which interest will be calculated if other than that of a 360 day year of twelve 30-day months;

•

the date or dates from which such interest will accrue, the date or dates on which such interest will commence and be payable and the regular record date for the determination of holders of the series of debt securities to whom interest is payable on any such interest payment dates;

•	any trustees, authenticating agents or paying agents with respect to the series of debt securities;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

•

if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the series of debt securities may be redeemed, in whole or in part, at STERIS plc’s or STERIS Irish FinCo’s option;

•

any obligation STERIS plc or STERIS Irish FinCo may have to redeem, purchase or repay the series of debt securities pursuant to any sinking fund or analogous provisions (including payments made in cash in anticipation of future sinking fund obligations) or at the option of a holder of the series of debt securities and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series will be redeemed, repurchased or repaid, in whole or in part, pursuant to such obligation;

•

the form of the series of debt securities and whether the series of debt securities will be issuable as global debt securities and any appropriate legends if the debt securities are discount securities;

•

the denominations in which the series of debt securities will be issued, provided however, that any series of debt securities of STERIS Irish FinCo shall only be offered or allotted in minimum denominations per unit, or for a minimum total consideration per investor, of at least €100,000 (or, if offered in another currency, the equivalent thereof) or as otherwise permitted by section 68(3) of the Companies Act 2014 of Ireland, as amended;

•	the currency or currencies in which payment of principal of, premium, if any, and interest on, the series of debt securities will be payable;

•

if the principal amount payable at the maturity date of the series of debt securities will not be determinable as of any one or more dates prior to such maturity date, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the maturity date or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

•	the terms of any repurchase or remarketing rights;

•

if the debt securities of the series will be issued in whole or in part in the form of a global security or securities, the type of global security to be issued; the terms and conditions, if different from those contained in the indenture, upon which such global security or securities may be exchanged in whole or in part for other individual securities in definitive registered form; the depositary for such global security or securities; and the form of any legend or legends to be borne by any such global security or securities in addition to or in lieu of the legends referred to in the indenture;

•

with respect to the STERIS plc indenture, whether the securities of the series will be convertible into or exchangeable for other securities, shares of STERIS plc or other securities of any kind of STERIS plc or another obligor, and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or STERIS plc’s option, the conversion or exchange period, and any other provision in addition to or in lieu of those described therein;

•	the portion of principal amount of the series of debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount thereof;

•

any additional restrictive covenants or events of default that apply to the series of debt securities and the rights of the trustee or the requisite holders of the series of debt securities to declare the principal amount thereof due and payable;

•	any provisions granting special rights to holders when a specified event occurs;

•

the manner in which the amounts of payment of principal, of any premium or interest, if any, on the series of debt securities will be determined, if such amounts may be determined by reference to an index pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the debt securities of a series, including provisions for original issue discount securities, if offered;

•	whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the indenture;

•	with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee;

•

whether the series of debt securities will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on which they will be sold;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the series of debt securities, if other than those appointed in the indenture;

•

any provisions relating to conversion of the series of debt securities (including price, period, whether such conversion is mandatory or is at the option of the holders or at STERIS plc’s or STERIS Irish FinCo’s option, events requiring an adjustment of conversion price, and provisions affecting conversion of the series of debt securities redeemed); and

•	any other material terms of the series of debt securities.

In addition, neither indenture will limit STERIS plc’s or STERIS Irish FinCo’s ability to issue subordinated debt securities.

Each of STERIS plc and STERIS Irish FinCo may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If the purchase price of any of the debt securities is denominated in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary (the “Depositary”), or a nominee (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security) as set forth in the applicable prospectus supplement. Except as set forth under the heading “—Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the applicable indenture. No service charge will be made for any transfer or exchange of certificated debt securities (except as expressly permitted under the indenture), but payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange will be required.

You may effect the transfer of certificated debt securities and the right to receive the principal of and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by STERIS plc or STERIS Irish FinCo, as applicable, of the certificate to the new holder or the issuance by STERIS plc or STERIS Irish FinCo, as applicable, of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with the Depositary or a nominee of the Depositary and registered in the name of the Depositary or a nominee of the Depositary.

The Depositary has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

As a result, each investor who owns a beneficial interest in a global debt security must rely on the procedures of the Depositary to exercise any rights of a holder of debt securities under the applicable indenture (and, if the investor is not a participant or an indirect participant in the Depositary, on the procedures of the Depositary participant through which the investor owns its interest).

The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the applicable indenture will provide that each of STERIS plc and STERIS Irish FinCo, as applicable, the trustee and their respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to such global debt security for purposes of obtaining any consents, declarations, waivers or directions required to be given by holders of the debt securities pursuant to the applicable indenture.

Each of STERIS plc and STERIS Irish FinCo, as applicable, will make payments of principal of, and premium and interest, if any, on book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. None of STERIS plc and STERIS Irish FinCo, as applicable, the trustee and any other agent of theirs or agent of the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the Depositary, upon receipt of any payment of principal of, premium or interest, if any, on a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Cross-market transfers between the Depositary participants, on the one hand, and Euroclear Bank SA/NV (“Euroclear”) or Clearstream Banking, société anonyme, Luxembourg (“Clearstream”) participants, on the other hand, will be effected within the Depositary through the Depositary participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global debt security held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its depositary at the Depositary to take action to effect final settlement by delivering or receiving interests in the relevant global debt securities in the Depositary, and making or receiving payment under normal procedures for same-day funds settlement applicable to the Depositary. Euroclear and Clearstream participants may not deliver instructions directly to the depositaries at the Depositary that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global debt security from a Depositary participant will be credited on the business day for Euroclear or Clearstream immediately following the Depositary settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global debt security to a Depositary participant will be received with value on the Depositary settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the Depositary settlement date.

The Depositary, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in global debt securities among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility for the performance by the Depositary, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Each of STERIS plc and STERIS Irish FinCo, as applicable, will issue certificated debt securities in exchange for each applicable global debt security only if (i) the Depositary notifies them that it is unwilling or unable to continue as Depositary for such global debt security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, STERIS plc or STERIS Irish FinCo, as applicable, fails to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event or (ii) STERIS plc or STERIS Irish FinCo, as applicable, executes and delivers to the trustee an officers’ certificate to the effect that such global debt security shall be so exchangeable. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the Depositary and the Depositary’s book-entry system from sources we believe to be reliable, but neither we, the trustee nor any underwriters, dealers or agents take responsibility for the accuracy of this information.

Regarding the Trustee

Each of STERIS plc and STERIS Irish FinCo may have commercial deposits and custodial arrangements with U.S. Bank and may have borrowed money from U.S. Bank in the normal course of business. Each of STERIS plc and STERIS Irish FinCo may enter into similar or other banking relationships with U.S. Bank in the future in the normal course of business. U.S. Bank has acted and may also act in the future as trustee with respect to other debt securities STERIS plc or STERIS Irish FinCo, or both of them, have issued.

U.S. Bank will be serving as the trustee under each indenture. Consequently, if an actual or potential event of default occurs with respect to the debt securities, U.S. Bank may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, U.S. Bank may be required to resign under one or more indentures, and each of STERIS plc and STERIS Irish FinCo, as applicable, and, if applicable, any guarantors, would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

Each prospectus supplement will describe any guarantees of debt securities for the benefit of the series of debt securities to which it relates. If so provided in a prospectus supplement, the debt securities will be guaranteed, jointly and severally, by each of the guarantors named in such prospectus supplement on a senior unsecured basis. The obligations of a guarantor under its guarantee will be limited to the extent necessary to prevent the obligations of such guarantor from constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of the terms and provisions of STERIS plc’s share capital. The rights of STERIS plc shareholders are governed by the laws of Ireland and STERIS plc’s memorandum and articles of association, as amended from time to time (the “STERIS Constitution”). This summary is qualified by reference to STERIS plc’s governing corporate instruments to which we have referred you and applicable provisions of Irish law. To obtain a copy of the STERIS Constitution, see “Where You Can Find More Information.” When we refer to “we,” “us,” or “our” in this section, we mean STERIS plc, excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.

Capital Structure

The rights of and restrictions applicable to the shares in the capital of STERIS plc are prescribed in the STERIS Constitution, subject to the Companies Act 2014 of Ireland, as amended (the “Irish Companies Act”).

Authorized Share Capital

STERIS plc has an authorized share capital of: (i) $550,000 divided into (a) 500,000,000 ordinary shares of $0.001 each and (b) 50,000,000 preferred shares of $0.001 each; and (ii) €25,000 divided into 25,000 deferred ordinary shares of €1.00 each.

Under the STERIS Constitution, the ordinary shares entitle the holders thereof: (i) to one vote per ordinary share held; (ii) to receive dividends declared on the ordinary shares pro rata to their respective shareholdings; and (iii) to participate in the surplus assets of STERIS plc available for distribution on a winding-up pro rata to their respective shareholdings. The rights attaching to the ordinary shares may be made subject to the preferential rights of preferred shares in issue from time to time. Currently, there are no preferred shares in issue.

Under the STERIS Constitution, the preferred shares may be designated into one or more classes or series, with such voting power, full or limited, or no voting power, and such designations, preferences and other special rights (including as to dividends and participation in the surplus assets of STERIS plc available for distribution on a winding-up) as the board of directors of STERIS plc (the “Board”) may determine.

The 25,000 deferred ordinary shares of €1.00 each listed above were issued in order to satisfy the minimum statutory capital requirements for all Irish public limited companies on incorporation. Any holder of these deferred ordinary shares: (i) is not entitled to receive notice of, attend, speak or vote at, any general meeting of STERIS plc, (ii) is not entitled to receive any dividend or other distribution declared, made or paid by STERIS plc; and (iii) has no effective rights to participate in a distribution of the assets of STERIS plc on a winding-up – see below under “Duration; Dissolution; Rights upon Liquidation.”

The authorized share capital may be increased or reduced by a resolution passed by at least a majority of the votes cast, in person or by proxy, by STERIS plc shareholders at a general meeting, referred to under Irish law as an “ordinary resolution.”

Under Irish law, subject to the directors having a current authorization from the STERIS plc shareholders to do so, the Board may issue, and grant rights to acquire, shares up to the maximum amount of STERIS plc’s authorized but unissued share capital. Such authorization may be given by ordinary resolution passed by the STERIS plc shareholders at a general meeting, and may be given for a maximum period of five years, at which point it must be renewed by a further ordinary resolution. The Board has a current authorization from the STERIS plc shareholders, which was given by ordinary resolution passed at the 2026 annual general meeting, to issue, or grant rights to acquire, up to 19,491,536 ordinary shares (representing approximately 20% of STERIS plc’s issued ordinary share capital as of June 2, 2026), with such authority expiring on the earlier of: (i) the date of STERIS plc’s next annual general meeting; and (ii) October 31, 2027, unless previously renewed, varied or revoked. The Board does not have a current authorization from the STERIS plc shareholders to issue, or grant rights to acquire, any preferred shares.

Irish law does not recognize fractional shares held of record. Accordingly, the STERIS Constitution does not provide for the issuance of fractional ordinary shares, and our official Irish share register does not reflect any fractional shares.

Under the STERIS Constitution, subject to the requirements of Irish law (including that the directors have a current authorization from the STERIS plc shareholders to do so), the Board (or an authorized committee of the Board) has the power to issue, reclassify, grant options over or otherwise dispose of shares in the capital of STERIS plc to such persons, on such terms and conditions and at such times as they consider to be in the best interests of STERIS plc and its shareholders.

Preemptive Rights

Under Irish law, certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. Such preemption rights may be disapplied by a resolution passed by at least 75% of the votes cast, in person or by proxy, by STERIS plc shareholders at a general meeting, referred to under Irish law as a “special resolution.” Such disapplication may be given for a maximum period of five years, at which point it must be renewed by a further special resolution. If such statutory preemption rights are not disapplied, any shares which the Board proposes to issue for cash must first be offered to existing shareholders of STERIS plc on a pro rata basis to their existing shareholdings before the shares may be issued to any new shareholders.

The STERIS plc shareholders have, by special resolution which was passed at the 2026 annual general meeting, resolved to disapply statutory preemption rights in respect of up to 19,491,536 ordinary shares (representing approximately 20% of STERIS plc’s issued ordinary share capital as of June 2, 2026) which the directors are authorized to issue, with such disapplication expiring on the earlier of: (i) the date of STERIS plc’s next annual general meeting; and (ii) October 31, 2027, unless previously renewed, varied or revoked.

Statutory preemption rights do not apply: (i) where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition); (ii) to the issue of non-equity shares (i.e., shares that have the right to participate only up to a specified amount in any income or capital distribution); or (iii) where shares are issued pursuant to an employee share option scheme or similar equity plan.

Dividends and Distributions

Under Irish law, STERIS plc may only declare and pay dividends and make other distributions out of distributable profits. “Distributable profits” are the accumulated realized profits of STERIS plc that have not previously been utilized in a distribution or capitalization less the accumulated realized losses of STERIS plc that have not previously been written off in a reduction or reorganization of capital, and include reserves created by way of a reduction of capital. In addition, no dividend may be paid or other distribution may be made by STERIS plc unless the net assets of STERIS plc are equal to, or exceed, the aggregate of STERIS plc’s called-up share capital plus its undistributable reserves and the dividend or other distribution does not reduce STERIS plc’s net assets below such aggregate. Undistributable reserves include a company’s undenominated capital, its capital redemption reserve fund and the amount by which its accumulated unrealized profits that have not previously been utilized by any capitalization exceed its accumulated unrealized losses that have not previously been written off in a reduction or reorganization of capital.

The determination as to whether STERIS plc has sufficient distributable profits to fund a dividend or other distribution must be made by reference to its relevant financial statements. STERIS plc’s “relevant financial statements” are either: (i) its last set of audited entity financial statements prepared in accordance with the requirements of the Irish Companies Act and laid before STERIS plc shareholders at a general meeting; or (ii) to the extent that such financial statements do not show sufficient distributable profits to cover the amount of a proposed dividend or other distribution, interim entity financial statements prepared in accordance with the requirements of the Irish Companies Act (save they do not require to be audited) which are sufficient to enable a reasonable judgment to be made as to STERIS plc’s distributable profits and which have been filed with the Irish Companies Registration Office.

The mechanism as to who declares a dividend and when a dividend shall become payable is governed by the STERIS Constitution. The STERIS Constitution authorizes the Board to pay such interim dividends (without shareholder approval) as they consider to be justified by the distributable profits of STERIS plc. The Board may also recommend a dividend to be approved and declared by ordinary resolution passed by the STERIS plc shareholders at a general meeting, provided no such dividend may exceed the amount recommended by the Board. The STERIS Constitution provides that dividends may be paid in cash and, in the case of dividends declared by the shareholders, may also be satisfied by the distribution of assets (including paid-up shares or securities of any other body corporate).

The STERIS Constitution provides that, except as otherwise provided by the rights attached to a share, all shares will carry a pro rata entitlement to the receipt of dividends. Unless provided for by the rights attached to a share, no dividend or other monies payable by STERIS plc in respect of a share shall bear interest.

The STERIS Constitution provides that all unclaimed dividends may be invested or otherwise made use of by the Board for the benefit of STERIS plc until claimed, and the payment by STERIS plc of any unclaimed dividend into a separate account shall not constitute STERIS plc a trustee in respect of it. A dividend that remains unclaimed for a period of twelve years after the payment date will be forfeited and will revert to STERIS plc.

Share Repurchases, Redemptions and Treasury Shares

Repurchases and Redemptions

Under Irish law, a public limited company may acquire its own shares by: (i) on-market purchase on a recognized stock exchange, which includes the NYSE; or (ii) off-market purchase (i.e., otherwise than on a recognized stock exchange).

For STERIS plc to make on-market purchases of its shares, STERIS plc shareholders must provide general authorization to STERIS plc to do so by way of an ordinary resolution. For so long as a general authority is in force, no additional shareholder authority for a particular on-market purchase is required. Such authority can be given for a maximum period of five years before it requires to be renewed and must specify: (i) the maximum number of shares that may be purchased; and (ii) the maximum and minimum prices that may be paid for the shares by specifying particular sums or providing a formula.

For an off-market purchase, the proposed purchase contract must be authorized by special resolution passed by the STERIS plc shareholders before the contract is entered into.

Separately, a company may acquire redeemable shares by redemption (as opposed to purchase) once permitted to do so by its constitution (without the requirement for additional shareholder authority).

The STERIS Constitution provides that, unless the Board determines to treat such acquisition as a purchase for the purposes of the Irish Companies Act, an ordinary share shall be automatically deemed to be a redeemable share on, and from the time of, the existence or creation of an agreement, transaction or trade between STERIS plc (including any agent or broker acting on behalf of STERIS plc) and any person, pursuant to which STERIS plc acquires or agrees to acquire ordinary shares or interests therein, such that the acquisition of those ordinary shares will be effected as a redemption. If the STERIS Constitution did not contain such provision, the acquisition of ordinary shares by STERIS plc would need to be effected as an on-market purchase or an off-market purchase, as described above.

Under Irish law, the acquisition by STERIS plc of its own shares by purchase or redemption is required to be made out of: (i) distributable profits; or (ii) the proceeds of a new issue of shares made for the purpose of the redemption or purchase.

Treasury Shares

Under Irish law, repurchased and redeemed shares may be cancelled or held as treasury shares, provided that the aggregate nominal value of treasury shares held by STERIS plc at any time must not exceed 10% of STERIS plc’s company capital (consisting of the aggregate nominal value of its share capital plus share premium, plus certain other sums that may be credited as such).

STERIS plc cannot exercise any voting rights in respect of any treasury shares. Treasury shares can be held in treasury, may be re-issued on-market or off-market or cancelled. Depending on the circumstances of their acquisition, treasury shares may require to be cancelled after one or three years. The off-market re-issuance of treasury shares must be made pursuant to a valid and subsisting shareholder authority granted by special resolution passed by STERIS plc shareholders setting the maximum and minimum prices at which such shares may be re-issued.

Purchases by Subsidiaries

Under the Irish Companies Act, a subsidiary of STERIS plc may purchase STERIS plc shares either on-market or off-market, provided such purchases are authorized by the STERIS plc shareholders, as described above. The redemption option is not available to a subsidiary of STERIS plc.

STERIS plc shares held by STERIS plc’s subsidiaries at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% described above. While a subsidiary holds any STERIS plc shares, it cannot exercise voting rights in respect of those shares. The acquisition of STERIS plc shares by a subsidiary must be funded out of distributable profits of the subsidiary.

Consolidation, Division and Subdivision

Under the Irish Companies Act, STERIS plc may, by ordinary resolution, consolidate and divide all or any of its share capital into shares of larger nominal value than its existing shares, or subdivide its shares, or any of them, into shares of a smaller nominal value.

Reduction of Capital

Under the STERIS Constitution, STERIS plc may reduce its company capital in any way it thinks expedient as permitted by the Irish Companies Act. Any such reduction of capital requires to be approved by special resolution passed by STERIS plc shareholders at a general meeting and confirmed by the High Court of Ireland (the “Irish High Court”).

Lien on Shares, Calls on Shares and Forfeiture of Shares

The STERIS Constitution provides that STERIS plc will have a first and paramount lien on each issued share that is not a fully paid-up share for an amount equal to the unpaid portion. Subject to the terms of their allotment, the Board may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. STERIS plc will not have a lien on any fully paid-up shares. These provisions are customary in the constitution of an Irish public limited company.

General Meetings of Shareholders

Annual General Meetings

Under Irish law, STERIS plc is required to hold an annual general meeting in each calendar year at intervals of no greater than 15 months from the previous annual general meeting and no more than nine months after its financial year-end date (which is currently March 31).

In addition to any SEC mandated resolutions and any shareholders’ resolutions properly proposed in accordance with the provisions of the STERIS Constitution, under the Irish Companies Act the business of STERIS plc’s annual general meeting is required to include: (i) the consideration of STERIS plc’s statutory financial statements; (ii) a review by the shareholders of STERIS plc’s affairs; (iii) the election and reelection of directors in accordance with the STERIS Constitution; (iv) the appointment or reappointment of the Irish statutory auditors; (v) the authorization of the Board to approve the remuneration of the statutory auditors; and (vi) if relevant, the declaration of dividends by STERIS plc shareholders (but not including any interim dividends resolved to be paid by the Board).

Extraordinary General Meetings

Under Irish law, all general meetings other than annual general meetings are called extraordinary general meetings.

Extraordinary general meetings may be convened: (i) by the Board whenever they think fit; (ii) by the Board on the requisition of STERIS plc shareholders holding not less than 10% of the paid-up share capital of STERIS plc carrying voting rights, and, if the Board defaults, by the requisitioning shareholders themselves; (iii) by shareholders holding not less than 50% of the paid-up share capital of STERIS plc carrying voting rights; and (iv) in exceptional cases, by order of the Irish High Court.

Notice of General Meetings

The STERIS Constitution requires that an annual general meeting shall be convened by not less than 21 clear days’ and no more than 60 clear days’ notice. The STERIS Constitution requires that, subject to the Irish Companies Act, all extraordinary general meetings shall be convened by not less than 14 clear days’ and no more than sixty clear days’ notice. Under the Irish Companies Act, at least 21 clear days’ notice is required to convene an extraordinary general meeting at which a special resolution is to be proposed. “Clear days” means calendar days and excludes: (i) the day on which the notice is given or deemed to be given; and (ii) the day for which the notice is given or on which it is to take effect.

Serious Loss of Capital

Under Irish law, if the directors of STERIS plc become aware that STERIS plc’s net assets are half or less of the amount of STERIS plc’s called-up share capital, they are required to convene an extraordinary general meeting of STERIS plc not later than 28 days after the earliest day on which that fact is known to any director (the “relevant day”) for the purpose of considering whether any, and if so what, measures should be taken to deal with the situation. The general meeting must be convened for a date not later than 56 days from the relevant day.

Quorum for Meetings of Shareholders

The STERIS Constitution provides that no business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. A quorum comprises STERIS plc shareholders, represented in person or by proxy, who together are entitled to cast at least the majority of the voting rights of all the STERIS plc shareholders entitled to vote at the relevant general meeting on a poll.

Voting Rights

Under the STERIS Constitution, each holder of the ordinary shares is entitled to one vote for each ordinary share that he or she holds as of the record date for the relevant general meeting. The deferred ordinary shares do not carry any voting rights. Under Irish law, no voting rights may be exercised in respect of any shares held by STERIS plc as treasury shares. Any shares held by STERIS plc’s subsidiaries will count as treasury shares for this purpose, and, therefore, such subsidiaries may not exercise any voting rights in respect of those shares.

All resolutions at an annual general meeting or other general meeting will be decided on a poll. Except where a greater majority is required by the Irish Companies Act or otherwise prescribed by the STERIS Constitution, any question, business or resolution proposed at any general meeting shall be decided by an “ordinary resolution” (which must be approved by at least a majority of the votes cast, in person or by proxy, by STERIS plc shareholders at a general meeting). Under the Irish Companies Act, certain matters require “special resolutions” (which must be approved by at least 75% of the votes cast, in person or by proxy, by STERIS plc shareholders at a general meeting). An ordinary resolution is needed (among other matters) to appoint directors at a general meeting, to remove a director, and to renew, vary or revoke the directors’ authority to issue shares. A special resolution is needed (among other matters) to amend a company’s constitution, to approve a change of a company’s name, to disapply statutory preemptive rights on share issuances for cash, to reduce a company’s share capital, and to re-register a public limited company as another company type (or vice versa).

The chairperson at a general meeting has a casting vote if equal votes are cast for and against a resolution on a poll.

Cumulative voting for the election of directors does not apply.

Shareholder Action by Written Consent

Under Irish law, a public limited company’s shareholders can pass a resolution by unanimous written consent.

Variation of Rights Attaching to a Class of Shares

Under the STERIS Constitution, any variation of class rights attaching to STERIS plc’s issued shares must be approved: (i) in writing by the holders of at least 75% of the issued shares of the affected class (excluding any shares held as treasury shares); or (ii) with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Transactions

General

Under Irish law but subject to applicable U.S. securities laws and NYSE rules and regulations, where STERIS plc proposes to acquire another company, the approval of STERIS plc’s shareholders is generally not required unless the acquisition: (i) is effected as a statutory domestic merger by STERIS plc under the Irish Companies Act or a statutory cross-border merger with another company incorporated in the EEA under the European Union (Cross-Border Conversions, Mergers and Divisions) Regulations 2023 of Ireland, as amended; (ii) involves the issuance by STERIS plc of new shares or other securities carrying voting rights which would otherwise trigger the mandatory bid requirements under the Irish Takeover Panel Act 1997, Takeover Rules 2022, as amended (the “Irish Takeover Rules”) as described below – see “The Irish Takeover Rules and the Substantial Acquisition Rules”; (iii) involves the issuance of new shares or rights to subscribe for, or convert another security into, new shares, and STERIS plc has insufficient headroom in its authorized share capital or its directors do not have sufficient general shareholder authority to issue such shares or rights free from statutory preemption rights; and/or (iv) would constitute a “reverse takeover” under the Irish Takeover Rules. A “reverse takeover” means a transaction whereby STERIS plc acquires securities of another company or a business or assets of any kind and pursuant to which it is, or may be, obliged to increase by more than 100% its then existing issued share capital carrying voting rights.

Under Irish law, where another company proposes to acquire STERIS plc, the requirement for the approval of the shareholders of STERIS plc depends on the method of acquisition, as follows.

Takeover Offer

Under a takeover offer, a bidder will make a general offer to the target company shareholders to acquire their shares. The offer must be conditional on the bidder acquiring, or contracting to acquire (whether pursuant to the offer or otherwise) securities conferring more than 50% of the total voting rights of the target company, albeit the percentage will typically be set higher to enable the bidder to trigger statutory squeeze-out rights under Irish law and require any non-accepting shareholders to sell and transfer their shares to the bidder on the terms of the offer.

In the case of a takeover offer for STERIS plc, where a bidder has acquired or contracted to acquire not less than 80% of the shares (or relevant class of shares) to which the offer relates, the bidder may, under the Irish Companies Act, require any non-accepting shareholders to sell and transfer their shares of the same class on the terms of the offer. In such circumstances, a non-accepting shareholder has the right to apply to the Irish High Court for an order permitting him, or her, to retain his, or her, shares or to vary the terms of the offer as they pertain to him or her (including a variation such as to require payment of a cash consideration).

Statutory Scheme of Arrangement

Under Irish law, a statutory scheme of arrangement under Chapter 1 of Part 9 of the Irish Companies Act is a procedure whereby the target company makes a proposal (i.e., the scheme) to its shareholders to: (i) transfer their shares to the bidder; or (ii) cancel their shares, in each case in exchange for the relevant consideration to be provided by the bidder, with the result that the bidder will become the 100% owner of the target company. A scheme requires the approval of a majority in number of the registered shareholders of each class of the target company’s shares affected, representing at least 75% of the shares of each class, present and voting, in person or by proxy, at a meeting of shareholders, together with the sanction of the Irish High Court.

Once approved by the requisite shareholder majority and sanctioned by the Irish High Court, all target company shareholders are bound by the terms of the scheme upon it becoming effective. Dissenting shareholders have the right to appear at the Irish High Court hearing and make representations in objection to the scheme.

Statutory Mergers

It is also possible for STERIS plc to be acquired by way of a statutory domestic merger or a statutory cross-border merger, as described above. Such mergers must be approved by a special resolution passed by STERIS plc shareholders at a general meeting and sanctioned by the Irish High Court. If the consideration proposed to be paid to shareholders is not all in the form of cash, dissenting shareholders may be entitled to require that their shares be acquired for cash.

Asset Sales/Business Combinations

The STERIS Constitution provides that an ordinary resolution passed by the shareholders of STERIS plc is required to authorize any transaction involving the sale of all or substantially all of the property and assets of STERIS plc to any person other than a member of STERIS’s group of companies.

Disclosure of Interests in Shares

Under the Irish Companies Act, there is a notification requirement for persons who acquire or cease to be interested in 3% of the voting share capital of an Irish public limited company (or any class thereof). “Interested” is broadly defined and includes direct and indirect holdings, beneficial interests and, in some cases, derivative interests. Furthermore, a person’s interests are aggregated with the interests of certain related persons and entities (including controlled companies). A person must notify STERIS plc if, as a result of a transaction, that person will be interested in 3% or more of STERIS plc’s ordinary shares (or any other voting class) or if, as a result of a transaction, a person who was interested in more than 3% of STERIS plc’s ordinary shares (or any other voting class) ceases to be so interested. Where a person is interested in more than 3% of STERIS plc’s ordinary shares (or any other voting class), any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to STERIS plc.

The relevant percentage figure is calculated by reference to the aggregate nominal value of STERIS plc’s ordinary shares (or shares of another voting class, as the case may be) in which the person is interested as a proportion of the entire nominal value of STERIS plc’s ordinary share capital (or other voting class). Where the percentage level of the person’s interest does not amount to a whole percentage, this figure may be rounded down to the previous whole number. All such disclosures should be notified to STERIS plc within five business days of the transaction or the alteration that gives rise to the notification requirement.

Where a person fails to comply with the notification requirements described above, no right or interest of any kind whatsoever in respect of any of STERIS plc’s ordinary shares (or shares of another voting class, as the case may be) held by such person shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person so affected may apply to the Irish High Court for relief.

In addition to the above disclosure requirement, under the Irish Companies Act, STERIS plc may, by notice in writing, require a person whom it knows or has reasonable cause to believe to be (or at any time during the three years immediately preceding the date on which such notice is issued to have been) interested in shares comprised in STERIS plc’s share capital: (i) to indicate whether or not it is the case; and (ii) where such person holds, or has during that time held, an interest in STERIS plc’s shares, to give such further information as STERIS plc may require, including particulars of such person’s own past or present interests in the shares. Any information given in response to the notice is required to be given in writing within such reasonable time as STERIS plc may specify in the notice.

Where such a notice is served by STERIS plc on a person who is or was interested in STERIS plc’s shares and that person fails to give STERIS plc any of the requested information within the reasonable time specified, STERIS plc may apply to the Irish High Court for an order directing that the affected shares be made subject to certain restrictions. Under the Irish Companies Act, the restrictions that may be placed on the shares by the Irish High Court are as follows:

•	any transfer of those shares, or, in the case of unissued shares, any transfer of the right to be issued with shares and any issue of shares, shall be void;

•	no voting rights shall be exercisable in respect of those shares;

•	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

•	no payment shall be made of any sums due from STERIS plc on those shares, whether in respect of capital or otherwise.

Where the shares are subject to these restrictions, the Irish High Court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

The Irish Takeover Rules and the Substantial Acquisition Rules

STERIS plc is subject to the Irish Takeover Rules, which regulate the conduct of takeovers of, and certain other relevant transactions affecting, Irish public limited companies listed on certain stock exchanges, including the NYSE. The Irish Takeover Rules are administered by the Irish Takeover Panel, which has supervisory jurisdiction over such transactions. In particular, transactions in which a person or persons acting in concert seek(s) to acquire securities carrying 30% or more of STERIS plc’s voting rights (the control threshold under the Irish Takeover Rules) will be subject to the Irish Takeover Rules and the jurisdiction of the Irish Takeover Panel. The Irish Takeover Rules impose obligations on STERIS plc and its directors (and on transaction counterparties) in the circumstances of a takeover offer (solicited or unsolicited, recommended or hostile) and other relevant transactions. Among other matters, the Irish Takeover Rules operate to ensure that no offer is frustrated or unfairly prejudiced and, in situations involving multiple bidders, that there is a level playing field.

General Principles

The Irish Takeover Rules are based on (and interpreted by the Irish Takeover Panel in accordance with) the following General Principles:

(i)

in the event of an offer, all holders of securities of the target company must be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

(ii)

the holders of securities of the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of directors of the target company must give its views on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

(iii)	a target company’s board of directors must act in the interests of that company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

(iv)

false markets must not be created in the securities of the target company, the bidder or any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

(v)

a bidder can only announce an offer after ensuring that it can fulfill in full any cash consideration, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

(vi)	a target company may not be hindered in the conduct of its affairs longer than is reasonable by an offer for its securities; and

(vii)

a “substantial acquisition” of securities, whether such acquisition is to be effected by one transaction or a series of transactions, shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Offer Requirements

Under the Irish Takeover Rules, in certain circumstances, a person, or persons acting in concert, who acquire(s), or consolidate(s), control of STERIS plc may be required to make a mandatory cash offer for the remaining shares of STERIS plc at a price not less than the highest price paid for the shares by that person or its concert parties during the previous 12 months. Save with the consent of the Irish Takeover Panel, this mandatory offer requirement is triggered: (i) if an acquisition of shares, or an interest therein, would result in a person or persons acting in concert holding, directly or indirectly, shares representing 30% or more of the voting rights of STERIS plc; and (ii) where a person, or persons acting in concert, already hold(s) shares, or an interest therein, representing 30% or more of the voting rights of STERIS plc, if an acquisition of shares, or an interest therein, would result in the percentage of the voting rights of STERIS plc held, directly or indirectly, by such person, or persons acting in concert, increasing by more than 0.05% within a 12-month period. In the case of an issuance of new shares, the Irish Takeover Panel will typically waive the mandatory offer requirement in circumstances where the issuance has been approved in advance by simple majority vote given at a general meeting of independent (i.e., not interested) STERIS plc shareholders convened in accordance with the requirements (including as to disclosure) of the Irish Takeover Rules. The mandatory offer requirements do not apply to acquisitions of shares by a single holder who already holds shares representing more than 50% of the voting rights of STERIS plc.

Minimum Price Requirements and Requirements to Make a Cash Offer

Under the Irish Takeover Rules, if a bidder makes a voluntary takeover offer to acquire STERIS plc ordinary shares, the offer price must not be less than the highest price paid for ordinary shares by the bidder or its concert parties during the three-month period prior to the commencement of the “offer period” (which generally commences at the time of the first announcement of an offer as a proposed offer or a possible offer (with or without terms)). The Irish Takeover Panel has the power to extend the look back period to 12 months if, taking into account the General Principles, it believes it is appropriate to do so.

Under the Irish Takeover Rules, if the bidder or any of its concert parties: (i) has acquired, during the 12-month period prior to the commencement of the offer period, STERIS plc ordinary shares that represent more than 10% of the total issued ordinary shares; or (ii) acquires, at any time after the commencement of the offer period, any ordinary shares, the offer must be in cash or accompanied by a full cash alternative and the price per ordinary share must not be less than the highest price paid by the bidder or its concert parties during, in the case of (i), the 12-month period prior to the commencement of the offer period or, in the case of (ii), the offer period. The Irish Takeover Panel may also apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total issued ordinary shares in the 12-month period prior to the commencement of the offer period if, taking into account the General Principles, it considers it just and proper to do so.

Prohibition on Frustrating Actions

Under the Irish Takeover Rules, once the Board has received an approach which may lead to an offer or has reason to believe an offer is, or may be, imminent, subject to certain exceptions STERIS plc is not permitted to take (and is obliged to procure that none of its subsidiaries takes) any action (other than seeking alternative offers) that might result in the frustration of that offer or possible offer or in STERIS plc shareholders being denied the opportunity to decide on the merits of that offer or possible offer.

These include, without limitation, actions such as: (i) the issue or acquisition of its own shares; (ii) the issue or grant of options in respect of unissued shares (including treasury shares); (iii) the creation or issue of securities conferring rights of conversion into shares; (iv) acquisitions and disposals of material assets; and (v) entering into contracts other than in the ordinary course of business.

Exceptions to this prohibition are available where:

(i)	the proposed action is approved by ordinary resolution passed by STERIS plc shareholders at a general meeting; or

(ii)	the Irish Takeover Panel has given its consent to the proposed action, in circumstances where:

a.	it is satisfied that the action would not constitute frustrating action;

b.	holders of STERIS plc securities carrying more than 50% of the total voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

c.	the proposed action is taken in accordance with a contract entered into prior to the announcement of the offer, or any earlier time at which the Board considered the offer to be imminent; or

d.

the decision to take such action was made before the announcement of the offer and (1) has been party or fully implemented before that time, or (2) has not been party or fully implemented before that time but is in the ordinary course of business.

Substantial Acquisition Rules

The Irish Takeover Panel is also responsible for administering the Irish Takeover Panel Act 1997, Substantial Acquisition Rules 2007, as amended (the “SARs”), which govern substantial acquisitions of shares and other voting securities of Irish public limited companies listed on certain stock exchanges, including the NYSE. Among other matters, the SARs regulate the speed at which a person may increase its holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of a relevant company. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of a relevant company is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquiror holding 15% or more but less than 30% of the voting rights of the company and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Rights of Dissenting Shareholders

As described above, Irish law provides for dissenters’ rights in the case of certain acquisitions, as follows:

(i) Takeover Offer

In the case of a takeover offer for STERIS plc, where a bidder has acquired or contracted to acquire not less than 80% of the shares (or relevant class of shares) to which the offer relates, the bidder may, under the Irish Companies Act, require any non-accepting shareholders to sell and transfer their shares of the same class on the terms of the offer. In such circumstances, a non-accepting shareholder has the right to apply to the Irish High Court for an order permitting him, or her, to retain his, or her, shares or to vary the terms of the offer as they pertain to him or her (including a variation such as to require payment of a cash consideration).

(ii) Statutory Scheme of Arrangement

In the case of a takeover of STERIS plc by statutory scheme of arrangement under Chapter 1 of Part 9 of the Irish Companies Act which has been approved by the requisite majority of shareholders, dissenting shareholders have the right to appear at the Irish High Court hearing and make representations in objection to the scheme.

(iii) Statutory Mergers

In the case of a statutory domestic merger or a statutory cross-border merger, as described above, which has been approved by the requisite majority of shareholders, if the consideration proposed to be paid to shareholders is not all in the form of cash, dissenting shareholders may be entitled to require that their shares be acquired for cash.

Duration; Dissolution; Rights upon Liquidation

The duration of STERIS plc is unlimited. STERIS plc may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding up, a special resolution is required to be passed by STERIS plc shareholders. STERIS plc may also be dissolved: (i) by way of court order on the application of a creditor; (ii) by the Irish Companies Registration Office as an enforcement measure if STERIS plc has failed to file certain returns; or (iii) by the Irish Corporate Enforcement Authority where its affairs have been investigated by an inspector and it appears from the inspector’s report or any information obtained by the Irish Corporate Enforcement Authority that STERIS plc should be wound up.

The STERIS Constitution provides that the holders of ordinary shares shall be entitled to participate in STERIS plc’s assets available for distribution on a winding-up (i.e., following the settlement of all claims of creditors), in proportion to the amounts, in nominal value, paid-up (or deemed to be paid-up) on the ordinary shares held by them respectively. The rights attaching to the ordinary shares are subject to the rights of the deferred ordinary shares, as set out below. The rights attaching to the ordinary shares may be made subject to preferential terms as to return of capital of any class or series of preferred shares in the capital of STERIS plc which may be issued from time to time.

The STERIS Constitution provides that, on a winding up of STERIS plc or other return of capital by STERIS plc, the holders of the deferred ordinary shares shall be entitled to participate in such winding up or return of capital, provided that such entitlement shall be limited to the repayment of the amount paid-up or credited as paid-up on the deferred ordinary shares and shall be paid only after the holders of ordinary shares shall have received payment in respect of such amount as is paid-up or credited as paid-up on the ordinary shares held by them at that time, plus the payment in cash of €5,000,000 on each such ordinary share. The rights attaching to the deferred ordinary shares may also be made subject to preferential terms as to return of capital of any class or series of preferred shares in the capital of STERIS plc which may be issued from time to time.

Uncertificated Shares

Shares of STERIS plc may be held in either certificated or uncertificated form.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of ordinary shares, preferred shares or debt securities. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. When we refer to “we,” “us,” or “our” in this section, we mean STERIS plc, excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.

Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

A copy of the forms of the warrant agreement and the warrant certificate relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, if and when they are filed, see “Where You Can Find More Information.”

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, including the following:

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to purchase ordinary shares or preferred shares will describe the terms of the ordinary share warrants or preferred share warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the ordinary shares or preferred shares that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;

•	the number of ordinary shares or preferred shares that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of ordinary shares, preferred shares or the principal amount of debt securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase ordinary shares, preferred shares or debt securities, the holder will not have any rights as a holder of ordinary shares, preferred shares or debt securities, as the case may be, by virtue of ownership of warrants.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. Copies of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, if and when they are filed, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States:

•	through underwriters or dealers;

•	directly to purchasers;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods or through any other methods of distribution described in an applicable prospectus supplement.

Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act. Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

The applicable prospectus supplement for any such offering will include, among other things, the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchanges on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, we will execute an underwriting agreement with them regarding the securities. The underwriters will acquire the securities for their own account, subject to conditions in the underwriting agreement. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. To the extent expressly set forth in the applicable prospectus supplement, these transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If these activities are commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offerings may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of the securities, we will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

ENFORCEMENT OF CIVIL LIABILITIES

Ireland

STERIS plc is a public limited company incorporated under the laws of Ireland and STERIS Irish FinCo is a public unlimited company incorporated under the laws of Ireland, each with their registered offices in Ireland. There is some uncertainty whether the courts of Ireland would recognize or enforce judgments obtained against STERIS plc, STERIS Irish FinCo or their respective directors or officers in a U.S. court based on the civil liabilities provisions of U.S. federal or state laws. The United States and Ireland do not currently have a treaty providing for recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters, and, accordingly, common law rules apply in order to determine whether a judgment of a U.S. federal or state court is enforceable in Ireland.

A judgment of a U.S. federal or state court obtained against STERIS plc or STERIS Irish FinCo will be enforced by the courts of Ireland only if the following general requirements are met:

(i)

the U.S. federal or state court must have had jurisdiction in relation to the particular defendant according to Irish conflict of law rules (the voluntary submission to jurisdiction by the defendant would satisfy this rule); and

(ii)	the judgment must be final and conclusive and the decree must be final and unalterable in the court which pronounces it.

A judgment can be final and conclusive even if it is subject to appeal or even if an appeal is pending. However, where the effect of lodging an appeal under the applicable law is to stay execution of the judgment, it is possible that, in the meantime, the judgment may not be actionable in Ireland. It remains to be determined whether a final judgment given in default of appearance is final and conclusive. Irish courts may also refuse to enforce a judgment of a U.S. federal or state court which meets the above requirements for one of the following reasons:

(i)	the judgment is not for a definite sum of money;

(ii)	the judgment was obtained by fraud;

(iii)	the enforcement of the judgment in Ireland would be contrary to natural or constitutional justice;

(iv)	the judgment is contrary to Irish public policy or involves certain U.S. laws which will not be enforced in Ireland;

(v)

jurisdiction cannot be obtained by the Irish courts over the judgment debtors in the enforcement proceedings by personal service in Ireland or outside Ireland under Order 11 of the Rules of the Irish Superior Courts;

(vi)	the judgment is irreconcilable with an earlier judgment of the courts of Ireland; or

(vii)	enforcement proceedings are not instituted in Ireland within six years of the date of the judgment of the applicable U.S. federal or state court.

England and Wales

STERIS Limited is a private limited company incorporated under the laws of England and Wales with its registered office and principal place of business in England and Wales. As a result, it may not be possible for investors to (i) effect service of process within the United States upon STERIS Limited or (ii) recover any payments of principal, premium, interest, additional amounts or purchase price with respect to debt securities or other payments or claims in the United States upon judgments of U.S. courts for any such payments or claims. The United States and England do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, a final judgment for the payment of a fixed debt, sum of money, payment or claim rendered by any U.S. court based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not automatically be enforceable in England. In such an action, the English court would not generally reinvestigate the merits of the original matter decided by the U.S. court (subject to the below) and it would usually be possible to obtain summary judgment on such a claim (assuming there is no defense to the claim for payment). Recognition and enforcement of a U.S. judgment by an English court in such an action is conditional upon (among other things):

•	the U.S. court having had, at the time when proceedings were served, jurisdiction over the original proceedings according to English rules of international law;

•	the judgment being final and conclusive on the merits, meaning it is final and unalterable in the court which pronounced it and is for a definite sum of money; and

•

the U.S. judgment not being for a sum payable in respect of taxes, or other charges of a like nature or in respect of a penalty or fine, or otherwise based on a U.S. law that an English court considers to relate to penal, revenue or other public law.

An English court may refuse to enforce such a judgment if the judgment debtor satisfies the court that:

•	enforcement of the U.S. judgment contravenes English public policy;

•

the U.S. judgment has been arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damages sustained, is otherwise specified in Section 5 of the Protection of Trading Interests Act 1980 or is based on measures designated by the Secretary of State under Section 1 of the Protection of Trading Interests Act 1980;

•	the U.S. judgment has been obtained by fraud or in breach of English principles of natural or substantial justice;

•

the U.S. judgment is a judgment on a matter previously determined by an English court or other court whose judgment is entitled to recognition in England or conflicts with an earlier judgment of such court;

•	the English enforcement proceedings were not commenced within the relevant limitation period; or

•

the U.S. judgment was obtained contrary to an agreement for the settlement of disputes under which the dispute in question was to be settled otherwise than by proceedings in a U.S. court (to whose jurisdiction the judgment debtor did not submit).

Based on the foregoing, there can be no assurance that investors will be able to enforce in England judgments obtained in any U.S. court or that such judgments will be recognized in England. In addition, there is no assurance as to when an English court would accept jurisdiction and impose civil liability if the original action was commenced in England, instead of the United States, and predicated solely upon the U.S. federal securities laws.

LEGAL MATTERS

Unless otherwise indicated in an applicable prospectus supplement, the validity of the securities under Irish law will be passed upon for us by Matheson and certain matters with respect to English, Ohio and New York law will be passed upon for us by Jones Day. Any underwriters, dealers or agents may be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of STERIS plc appearing in STERIS plc’s Annual Report (Form 10-K) for the year ended March 31, 2026, and the effectiveness of STERIS plc’s internal control over financial reporting as of March 31, 2026 (excluding the internal control over financial reporting of the businesses that were acquired during the year ended March 31, 2026, which are included in the fiscal 2026 consolidated financial statements of the Company, but excluded from management’s assessment of and conclusion on the effectiveness of internal control over financial reporting), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of STERIS plc’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of the businesses that were acquired during the year ended March 31, 2026 from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such financial statements have been incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following are the estimated expenses of the issuance and distribution of the securities being registered, all of which are payable by us.

SEC registration fee	$	*
Trustee’s fees and expenses		**
Transfer agent and registrar fees		**
Printing expenses		**
Accountant’s fees and expenses		**
Rating agency fees		**
Legal fees and expenses		**
Miscellaneous		**

Total	$	**

*

Because the amount to be registered consists of an unspecified amount of the securities as may from time to time be offered at indeterminate prices, in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the registration fee.

**	Estimated expenses are presently not known and cannot be estimated.

Item 15. Indemnification of Directors and Officers.

STERIS plc and STERIS Irish FinCo

STERIS plc is a public limited company incorporated under the laws of Ireland. STERIS Irish FinCo is a public unlimited company incorporated under the laws of Ireland.

Subject to exceptions, the Irish Companies Act does not permit a company to exempt a director or secretary from, or indemnify a director or secretary against, liability in connection with any negligence, default, breach of duty or breach of trust by that director or secretary in relation to the company.

The exceptions allow a company to:

(1)

purchase and maintain D&O insurance for the benefit of its directors and secretaries against any liability attaching in connection with any negligence, default, breach of duty or breach of trust owed to the company; and

(2)

indemnify a director or a secretary against any liability incurred in defending proceedings, whether civil or criminal (i) in which judgment is given in his or her favor or in which he or she is acquitted or (ii) in respect of which an Irish court grants him or her relief from any such liability on the grounds that he or she acted honestly and reasonably and that, having regard to all the circumstances of the case, he or she ought fairly to be excused for the wrong concerned.

The STERIS Constitution includes a provision that, subject to the restrictions on indemnification under the Irish Companies Act, every director and secretary of STERIS plc and of any associated company of STERIS plc (which includes STERIS Irish FinCo) shall be entitled to be indemnified by STERIS plc against all costs, charges, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as an officer or employee of the Company and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by a court.

The STERIS Constitution further includes a provision that, subject to the restrictions on indemnification under the Irish Companies Act, STERIS plc shall indemnify any current or former executive officer of STERIS plc (excluding any current or former director or secretary) or any person who is serving at the request of STERIS plc as a director or executive officer of another company, joint venture, trust or other enterprise (including any associated company of STERIS plc) (each individually, a “Covered Person”) against expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, to which he or she is or was threatened to be made a party or is otherwise involved by reason of the fact that he or she is or was a Covered Person, save for liability arising out of a Covered Person’s (i) fraud or dishonesty or (ii) conscious, intentional or willful breach of his or her obligation to act honestly and in good faith with a view to the best interests of STERIS plc.

Any determination of a Covered Person’s entitlement to indemnification shall be made by any person or persons given authority by the Board to act on the matter on behalf of STERIS plc.

The STERIS Constitution provides that as far as it is permissible under the Irish Companies Act, expenses, including attorneys’ fees, incurred in defending any proceeding for which indemnification is permitted pursuant to the STERIS Constitution shall be paid by STERIS plc in advance of the final disposition of such proceeding upon receipt by the Board of an undertaking by the particular indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by STERIS plc pursuant to the STERIS Constitution.

Under the STERIS Constitution and as permitted by the Irish Companies Act, the Board has the power to purchase and maintain, for the benefit of any director, secretary or other officer or employee of STERIS plc and every director, secretary or any employees of any associated company of STERIS plc, D&O insurance.

In addition to the provisions of the STERIS Constitution, STERIS plc has entered into separate deeds of indemnity with its directors and certain officers to indemnify them against claims brought by third parties (including on behalf of STERIS plc) to the fullest extent permitted by law, save in the case of fraud or dishonesty.

The STERIS Irish FinCo constitution includes a provision that, subject to the restrictions on indemnification under the Irish Companies Act, STERIS Irish FinCo may indemnify any director or secretary of STERIS Irish FinCo against any liability incurred by him or her in defending any proceedings, civil or criminal, in which judgment is given in his or her favor or in which he or she is acquitted, or in connection with any proceedings or application under statute for which relief is granted to him or her by the relevant court.

STERIS Corporation

STERIS Corporation is incorporated under the laws of the State of Ohio.

Under the Ohio Revised Code, Ohio corporations are authorized to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. The Ohio Revised Code does not provide statutory authorization for a corporation to indemnify directors, officers, employees and agents for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees or agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that the director’s act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.

The Ohio Revised Code does not authorize indemnification to a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is permitted, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee or agent acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles, code of regulations or by contract, other than with respect to the advancement of expenses of directors.

Under the Ohio Revised Code, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his or her action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

The Amended and Restated Regulations of STERIS Corporation provide that STERIS Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was a director, officer, or employee of STERIS Corporation or of any bank, corporation, partnership, trust, or other enterprise for which he or she was serving as a director, officer, or employee at the request of STERIS Corporation.

STERIS Limited

STERIS Limited is a private limited company incorporated under the laws of England and Wales.

The English Companies Act 2006 does not permit a company to exempt a director or certain officers from, or indemnify a director against, liability in connection with any negligence, default, breach of duty or breach of trust by a director in relation to the company.

However, subject to the limitations contained in the English Companies Act 2006, the articles of association of STERIS Limited allow the company to:

(1)

purchase and maintain D&O insurance for the benefit of any person who is or was at any time a director or other officer or employee of the company or any associated company of it or in which it has or had an interest (whether direct or indirect) against any liability which may attach to them or loss or expenditure which they may incur in relation to anything done or alleged to have been done or omitted to be done as a director, officer or employee; and

(2)

indemnify every director and alternate director (and every director or alternate director of any associated company of the company) and any secretary of the company (each a “relevant officer”) out of the assets of the company against all costs and liabilities incurred by them in relation to any proceedings (whether civil or criminal) or any regulatory investigation or action which relate to anything done or omitted or alleged to have been done or omitted by them in their capacity as such save that no such person shall be indemnified (whether directly or indirectly):

(a)	for any liability incurred by them in connection with any negligence, default, breach of duty or breach of trust in relation to the company or any associated company of the company;

(b)	for any fine imposed in criminal proceedings which have become final;

(c)	for any sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature howsoever arising;

(d)	for any liability incurred by them in defending any criminal proceedings in which they are convicted and such conviction has become final;

(e)	for any liability incurred by them in defending any civil proceedings brought by the company or an associated company of the company in which a final judgment has been given against him; or

(f)

for any liability incurred by them in connection with any application for relief under the English Companies Act 2006 in which the UK court refuses to grant them relief and such refusal has become final; and

(3)

advance to every relevant officer (i) funds to meet expenditure incurred or to be incurred by them, among other things, in defending any proceedings (whether civil or criminal) or in an investigation, or action proposed to be taken, by a regulatory authority or (ii) to receive assistance from the company as will enable any such person to avoid incurring such expenditure, where such proceedings, investigation or action are in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or any associated company of the company, provided that they will be obliged to repay any funds provided to them if they are convicted, if judgment is given against them or they are found liable in the proceedings, investigation or action.

Item 16. Exhibits.

The following documents are exhibits to the registration statement:

Exhibit Number	Description

1.1*	Underwriting Agreement

3.1	Amended Memorandum and Articles of Association of STERIS plc, dated as of May 3, 2019 (incorporated by reference herein to Exhibit 3.1 of STERIS plc’s Current Report on Form 8-K filed on May 3, 2019) (SEC File No. 001-38848)

3.2	Certificate of Incorporation on Re-registration as a Public Unlimited Company of STERIS Irish FinCo Unlimited Company, adopted with effect from March 18, 2021 (incorporated by reference herein to Exhibit 3.2 of STERIS plc’s Registration Statement on Form S-3 filed on March 23, 2021) (SEC File No. 333-254608)

3.3	Memorandum of Association of STERIS Irish FinCo Unlimited Company, adopted with effect from March 18, 2021 (incorporated by reference herein to Exhibit 3.3 of STERIS plc’s Registration Statement on Form S-3 filed on March 23, 2021) (SEC File No. 333-254608)

3.4	Articles of Association of STERIS Irish FinCo Unlimited Company, adopted with effect from March 18, 2021 (incorporated by reference herein to Exhibit 3.4 of STERIS plc’s Registration Statement on Form S-3 filed on March 23, 2021) (SEC File No. 333-254608)

3.5	Amended and Restated Articles of Incorporation of STERIS Corporation, as filed with the Secretary of State of the State of Ohio on November 6, 2015 (incorporated by reference herein to Exhibit 3.5 of STERIS plc’s Registration Statement on Form S-3 filed on March 23, 2021) (SEC File No. 333-254608)

3.6	Amended and Restated Code of Regulations of STERIS Corporation (incorporated by reference herein to Exhibit 3.6 of STERIS plc’s Registration Statement on Form S-3 filed on March 23, 2021) (SEC File No. 333-254608)

3.7	Certificate of Incorporation on re-registration of a public company as a private company and registration of order of court and statement of capital of STERIS Limited, dated as of March 26, 2019 (incorporated by reference herein to Exhibit 3.7 of STERIS plc’s Registration Statement on Form S-3 filed on March 23, 2021) (SEC File No. 333-254608)

3.8	Articles of Association of STERIS Limited (incorporated by reference herein to Exhibit 3.8 of STERIS plc’s Registration Statement on Form S-3 filed on March 23, 2021) (SEC File No. 333-254608)

4.1	Form of STERIS plc Debt Securities Indenture

4.2	Indenture, dated as of April 1, 2021, among STERIS Irish FinCo Unlimited Company, the guarantors party thereto and U.S. Bank Trust Company, National Association (incorporated by reference herein to Exhibit 4.1 of STERIS plc’s Current Report on Form 8-K filed on April 1, 2021) (SEC File No. 001-38848)

4.3	First Supplemental Indenture, dated as of April 1, 2021, among STERIS Irish FinCo Unlimited Company, the guarantors party thereto and U.S. Bank Trust Company, National Association (incorporated by reference herein to Exhibit 4.2 of STERIS plc’s Current Report on Form 8-K filed on April 1, 2021) (SEC File No. 001-38848)

4.4*	Form of Senior Unsecured Note of STERIS plc

4.5*	Form of Senior Unsecured Note of STERIS Irish FinCo Unlimited Company

Exhibit Number	Description

4.6*	Form of Warrant Agreement

4.7*	Form of Warrant Certificate

4.8*	Form of Unit Agreement

4.9*	Form of Unit Certificate

5.1	Opinion of Matheson

5.2	Opinion of Jones Day

5.3	Opinion of Jones Day

22.1	List of Guarantor Subsidiaries with respect to the 2.700% Notes due 2031 and 3.750% Notes due 2051 issued by STERIS Irish FinCo Unlimited Company (incorporated by reference herein to Exhibit 22.1 of STERIS plc’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021 filed on May 28, 2021) (SEC File No. 001-38848)

23.1	Consent of Ernst & Young LLP relating to STERIS plc’s financial statements

23.2	Consent of Matheson (included in Exhibit 5.1 to this registration statement)

23.3	Consent of Jones Day (included in Exhibit 5.2 and Exhibit 5.3 to this registration statement)

24.1	Power of Attorney of Directors and Officers of STERIS plc

24.2	Power of Attorney of Directors of STERIS Irish FinCo Unlimited Company

24.3	Power of Attorney of Directors and Officers of STERIS Corporation

24.4	Power of Attorney of Directors of STERIS Limited

25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under STERIS plc Debt Securities Indenture

25.2	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under STERIS Irish FinCo Unlimited Company Debt Securities Indenture

107	Filing Fee Table

*	To be filed either by amendment or as an exhibit to a report filed under the Exchange Act, and incorporated herein by reference.

Item 17. Undertakings.

Each undersigned registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables”; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

2.  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, STERIS plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mentor, State of Ohio, on the sixth day of November, 2026.

STERIS plc

By:	/s/ Karen L. Burton
Name: Karen L. Burton
Title: Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the sixth day of November, 2026.

SIGNATURE	TITLE	DATE

* Daniel A. Carestio	President and Chief Executive Officer and Director (Principal Executive Officer)	November 6, 2026

/s/ Karen L. Burton Karen L. Burton	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 6, 2026

* Dr. Mohsen M. Sohi	Chairman and Director	November 6, 2026

* Dr. Esther M. Alegria	Director	November 6, 2026

* Pierre Boulud	Director	November 6, 2026

* Cynthia L. Feldmann	Director	November 6, 2026

* Christopher S. Holland	Director	November 6, 2026

* Paul E. Martin	Director	November 6, 2026

* Dr. Nirav R. Shah	Director	November 6, 2026

* Louis A. Shapiro	Director	November 6, 2026

* The undersigned, by signing her name hereto, does hereby sign this registration statement on behalf of each of the above-indicated directors or officers of the registrant pursuant to powers of attorney executed by such directors or officers.

By:	/s/ Karen L. Burton
Karen L. Burton
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, STERIS Irish FinCo Unlimited Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mentor, State of Ohio, on the sixth day of November, 2026.

STERIS Irish FinCo Unlimited Company

By:	/s/ Karen L. Burton
Name: Karen L. Burton
Title: Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the sixth day of November, 2026.

SIGNATURE	TITLE	DATE

/s/ Karen L. Burton Karen L. Burton	Director	November 6, 2026

* Brian Cooper	Director	November 6, 2026

* John Gilsenan	Director	November 6, 2026

* Renato G. Tamaro	Director	November 6, 2026

* John Patrick Ubbing	Director	November 6, 2026

* The undersigned, by signing her name hereto, does hereby sign this registration statement on behalf of each of the above-indicated directors or officers of the registrant pursuant to powers of attorney executed by such directors or officers.

By:	/s/ Karen L. Burton
Karen L. Burton
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, STERIS Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mentor, State of Ohio, on the sixth day of November, 2026.

STERIS Corporation

By:	/s/ Karen L. Burton
Name: Karen L. Burton
Title: Senior Vice President and Chief Financial Officer, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the sixth day of November, 2026.

SIGNATURE	TITLE	DATE

* Daniel A. Carestio	President and Chief Executive Officer (Principal Executive Officer)	November 6, 2026

/s/ Karen L. Burton Karen L. Burton	Senior Vice President and Chief Financial Officer, Director (Principal Financial Officer and Principal Accounting Officer)	November 6, 2026

* John Patrick Ubbing	Director	November 6, 2026

* The undersigned, by signing her name hereto, does hereby sign this registration statement on behalf of each of the above-indicated directors or officers of the registrant pursuant to powers of attorney executed by such directors or officers.

By:	/s/ Karen L. Burton
Karen L. Burton Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, STERIS Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mentor, State of Ohio, on the sixth day of November, 2026.

STERIS Limited

By:	/s/ Karen L. Burton
Name: Karen L. Burton
Title: Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the sixth day of November, 2026.

SIGNATURE	TITLE	DATE

/s/ Karen L. Burton Karen L. Burton	Director	November 6, 2026

* J. Adam Zangerle	Director	November 6, 2026

* The undersigned, by signing her name hereto, does hereby sign this registration statement on behalf of each of the above-indicated directors or officers of the registrant pursuant to powers of attorney executed by such directors or officers.

By:	/s/ Karen L. Burton
Karen L. Burton Attorney-in-Fact